Exhibit 10.3

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is entered into as of December 15, 2017, by and between General Cannabis Corp., a Colorado corporation (the “Company”), and the purchasers listed on the signature pages hereto.  This Amendment amends the Securities Purchase Agreement dated as of October 9, 2017 by and between the Company and the purchasers listed on Schedule A thereto (the “Agreement”).

R E C I T A L S

WHEREAS, Section 8(g)(i) of the Agreement provides that the Agreement may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock purchased thereunder; and

WHEREAS, the Company and the holders of at least a majority of the Common Stock purchased under the Agreement as of the date hereof wish to amend the Agreement in order to increase the maximize size of the offering pursuant to the Agreement from $3,000,000 to $4,000,000.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the purchasers on the signature page here, constituting a majority of the Common Stock purchased under the Agreement as of the date hereof, hereby agree to amend the Agreement as follows:

A M E N D M E N T

1.

Definitions.  Except as otherwise provided herein, capitalized terms used in this Amendment will have the definitions set forth in the Agreement.

2.

Amendment of Recitals.  The last sentence of the recitals in the Agreement is hereby amended to change “3,000,000 Units” to “4,000,000 Units” as follows:

“The Company is proposing to issue and sell (the “Offering”) up to 4,000,000 Units (as defined below).”

3.

Amendment to Section 2 (Closing; Delivery).  Section 2 of the Agreement is hereby amended by deleting the first sentence of 2(a)(ii) and replacing it with the following sentence in order to increase the size of the Offering from $3,000,000 to $4,000,000:

“Until such time as the aggregate proceeds from the Offering equal a total of four million dollars ($4,000,000), the Company may sell additional Units to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Units.”

4.

Terms of Agreement; Conflicting Terms.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5.

Governing Law.  This Amendment is to be construed in accordance with and governed by the laws of Colorado, without reference to principles of choice of law.

6.

Counterparts; Entire Agreement.  This Amendment may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which taken together shall constitute one and the same instrument.  This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter and supersedes all previous discussions and agreements with respect to the subject matter herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

GENERAL CANNABIS, CORP.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

PURCHASER Name of Purchaser:

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT